Exhibit 4.1

(SEE REVERSE FOR CERTAIN DEFINITIONS)

NEW ICELAND ARCTIC ACQUISITION CORP.

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE,

ONE-HALF OF ONE REDEEMABLE WARRANT AND ONE RIGHT TO RECEIVE ONE-FIFTH OF ONE CLASS A ORDINARY SHARE, EACH WHOLE WARRANT ENTITLING THE HOLDER TO PURCHASE

ONE CLASS A ORDINARY SHARE

CUSIP G [●]

THIS CERTIFIES THAT                          is the owner of Units.

Each Unit (“Unit”) consists of one (1) share of Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of New Iceland Arctic Acquisition Corp., a Cayman Islands exempted company (the “Company”), one-half (1/2) of one redeemable warrant (“Warrant”), and one right to receive one-fifth (1/5) of one Class A ordinary share (the “Right”). Each whole Warrant entitles the holder to purchase one share of Ordinary Shares for $11.50 per share (subject to adjustment). The Warrants will become exercisable on the later of (a) the date which the Company completes a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”) and (b) 12 months after the closing of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the Company’s completion of an initial Business Combination, or earlier upon redemption or liquidation.

The Ordinary Shares, Warrants and Rights comprising the Units represented by this certificate will begin separate trading on [●], 2026 unless Chardan Capital Markets, LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of [●], 2026, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost. The terms of the Rights are governed by a Rights Agreement, dated as of [●], 2026, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile signatures of the Company's duly authorized officers.

Dated:

By:		By:
	Chief Executive Officer		Chief Financial Officer

New Iceland Arctic Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	Custodian

TEN ENT	-	as tenants by the entireties			(Cust)	(Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sell, assign and transfer unto ____________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

______ represented by the within Certificate, and do hereby irrevocably constitute and appoint

______ to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15, OR ANY SUCCESSOR RULE).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the Ordinary Shares underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”) (such date being referred to herein as the “Last Date”), (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Ordinary Shares sold in its initial public offering, if it does not consummate an initial business combination by the Last Date or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder seeks to redeem his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Memorandum and Articles. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

3